The Sherwood Group, Inc.
November 21, 1995
Page 2



EXHIBIT 5




                              November 21,
1995
The Sherwood Group, Inc.
Exchange Place Centre
10 Exchange Place - 15th Floor
Jersey City, New Jersey 07302-3913

               Re:  The Sherwood Group, Inc. 1995 Stock Option
Plan

Gentlemen:

   We have acted as counsel to The Sherwood Group, Inc. (the "Company") in connection with all proceedings relating to the authorization and proposed issuance and sale by you of shares of common stock, par value $.01 per share ("Common Stock") upon the exercise of stock options granted pursuant to The Sherwood Group, Inc. 1995 Stock Option Plan (the "Plan"), as described in the Registration Statement on Form S-8 (the "Registration Statement"), filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     Based upon our examination of such documents and proceedings as we have deemed necessary and pertinent, we are of the opinion that:

     1. The Sherwood Group, Inc. (the "Company") is a corporation duly organized and existing under the laws of the State of Delaware;

     2. The Plan has been duly authorized and approved by the Board of Directors and the stockholders of the Company;

     3. The shares of Common Stock reserved by the Board of Directors of the Company for issuance upon the exercise of stock options granted under the Plan have been duly authorized;

     4. When the shares of Common Stock are issued upon the due exercise of stock options granted in accordance with the Plan, such shares of Common Stock will be duly and validly issued and outstanding and will be fully paid and non-assesable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.
                              Very truly yours,
                              CRUMMY, DEL DEO, DOLAN,
                              GRIFFINGER & VECCHIONE
                              A Professional
Corporation